SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Trubion Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	52-2385898
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2401 4th Avenue, Suite 1050
Seattle, Washington	98104
(Address of principal executive offices)	(Zip Code)
     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
     Securities Act registration statement file number to which this form relates: 333-134709
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, par value $0.001 per share	The NASDAQ Global Market
Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered
Trubion Pharmaceuticals, Inc. (the “Registrant”) incorporates by reference the description of its securities to be registered hereunder contained under the heading “Description of Capital Stock” as set forth in the Registrant’s Registration Statement on Form S-1, as filed with the Commission on June 2, 2006, as amended (File Number 333-134709), and including any subsequent amendments thereto, including the Registrant’s prospectus to be filed pursuant to Rule 424(b) under the Securities Act which is hereby deemed to be incorporated by reference in response to this item.
Item 2. Exhibits
The following exhibits are filed as a part of this registration statement:

3.1*	Form of Amended and Restated Certificate of Incorporation of the registrant to be in effect after the completion of the registrant’s initial public offering of shares of its common stock pursuant to the Registration Statement on Form S-1.

3.2*	Form of Amended and Restated Bylaws of the registrant to be in effect upon consummation of the registrant’s initial public offering of shares of its common stock pursuant to the Registration Statement on Form S-1.

4.1*	Form of registrant’s common stock certificate.

4.2*	Amended and Restated Investors’ Rights Agreement dated July 13, 2004.

*	Incorporated by reference to exhibits of the same number on the Registrant’s Registration Statement on Form S-1, as filed with the Commission on June 2, 2006 (File No. 333-134709).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 28, 2006	TRUBION PHARMACEUTICALS, INC.
	By:	/s/ Michelle Burris
Michelle Burris
Senior Vice President and Chief Financial Officer